UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2021

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	MAR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2021, the Board of Directors (the “Board”) of Marriott International, Inc. (“Marriott” or the “Company”) appointed Anthony Capuano to serve as Chief Executive Officer of Marriott and as a member of the Board, effective immediately. In addition, the Board appointed Stephanie Linnartz to serve as President of Marriott, effective February 22, 2021.

Prior to his appointment as Chief Executive Officer, Mr. Capuano, age 55, was Group President, Global Development, Design and Operations Services, a role he assumed in January 2020. In that role, he was responsible for leading the Company’s global development and design efforts and overseeing the Company’s Global Operations discipline. Mr. Capuano began his Marriott career in 1995 as part of the Market Planning and Feasibility team. Between 1997 and 2005, he led Marriott’s full-service development efforts in the Western U.S. & Canada. From 2005 to 2008, Mr. Capuano served as Senior Vice President of full-service development for North America. In 2008, his responsibilities expanded to include all of U.S. & Canada and the Caribbean and Latin America, and he became Executive Vice President and Global Chief Development Officer in 2009. Mr. Capuano began his professional career in Laventhol and Horwath’s Boston-based Leisure Time Advisory Group. He then joined Kenneth Leventhal and Company’s hospitality consulting group in Los Angeles, CA. Mr. Capuano earned his bachelor’s degree in Hotel Administration from Cornell University. He is an active member of the Cornell Hotel Society and a member of The Cornell School of Hotel Administration Dean’s Advisory Board. Mr. Capuano is also a member of the American Hotel and Lodging Association’s Industry Real Estate Financial Advisory Council.

Prior to her appointment as President, Ms. Linnartz, age 52, was Group President, Consumer Operations, Technology and Emerging Businesses, a role she assumed in January 2020. In that role, she was responsible for the Company’s brand management, sales, marketing, revenue management, distribution, customer experience and innovation, information technology and digital functions, including Marriott Bonvoy, the Company’s loyalty program. Ms. Linnartz also was responsible for developing, incubating, and running new lines of business. Before assuming her position as Group President in January 2020, Ms. Linnartz, who began her Marriott career in 1997, served as Global Chief Commercial Officer from 2013 to 2019; Global Officer, Sales and Revenue Management from 2009 to 2013; Senior Vice President, Global Sales from 2008 to 2009; Senior Vice President, Sales and Marketing Planning and Support from 2005 to 2008; and prior to that, various roles in Marriott’s Finance and Business Development Department. She currently serves on the Board of Directors of The Home Depot, Inc. She holds a bachelor’s degree in Political Science and Government from the College of the Holy Cross, where she sits on the Board of Trustees, and earned her Master of Business Administration from the College of William and Mary.

With the foregoing appointments, Mr. Capuano and Ms. Linnartz will no longer serve as acting co-principal executive officers.

In his role as Chief Executive Officer, Mr. Capuano will receive an annual base salary for 2021 of $1.3 million. He will be eligible for a cash award under the Company’s 2021 annual cash incentive program with a target award of 200% of base salary and will receive 2021 equity awards under the Marriott International, Inc. Stock and Cash Incentive Plan (the “Stock Plan”) with a grant date target value of $9 million.

In her role as President, Ms. Linnartz will receive an annual base salary for 2021 of $1 million. She will be eligible for a cash award under the Company’s 2021 annual cash incentive program with a target award of 100% of base salary and will receive 2021 equity awards under the Stock Plan with a grant date target value of $6.5 million.

Mr. Capuano’s and Ms. Linnartz’s annual equity awards were granted in a mix (based on the grant date target values) of 50% performance share units (“PSUs”), 25% restricted stock units, and 25% stock appreciation rights, with the PSUs vesting in three years based on adjusted EBITDA performance and relative total stockholder return. In addition, Mr. Capuano was granted additional PSUs with a grant date target value of $3.5 million and Ms. Linnartz was granted additional PSUs with a grant date target value of $2 million, both of which are performance-contingent and vest, if at all, in three years contingent on achievement of pre-established relative total stockholder return goals. Mr. Capuano and Ms. Linnartz also will continue to participate in plans and benefit programs generally available to the Company’s executives, which are subject to such terms and conditions as established by the Human Resources and Compensation Committee of the Board or subject to the terms and conditions established by the plans and benefit programs generally available to the Company’s salaried employees as applicable.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2021, the Board amended Article V of the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide that the Company shall have an officer with the formal title of “Chief Executive Officer,” who shall have the duties and powers the Bylaws previously delegated to the President and to whom all other officers of the Company shall report directly, unless otherwise provided by the Bylaws or determined by the Board or the Chief Executive Officer. The amendment to the Bylaws also provides that the President of the Company shall have such duties and powers as the Board or the Chief Executive Officer may designate.

The above description of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is included as Exhibit 3.(ii) hereto.

Item 7.01	Regulation FD Disclosure.

A copy of Marriott’s press release announcing the appointments of Anthony Capuano and Stephanie Linnartz is furnished as Exhibit 99.

The information in this Item 7.01, including Exhibit 99, is being furnished and shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Marriott is filing the following exhibit with this report:

3.(ii)	Amended and Restated Bylaws.

Marriott is furnishing the following exhibit with this report:

99	Press Release issued on February 23, 2021.

104	The cover page to this Current Report on Form 8-K, formatted in inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: February 25, 2021	By:	/s/ Rena Hozore Reiss
Rena Hozore Reiss
Executive Vice President and General Counsel